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                                                                    EXHIBIT 5.01

Minneapolis, Minnesota
June 30, 1994

Ceridian Corporation
8100 34th Avenue South
Minneapolis, MN 55425

Re:  Ceridian Corporation
     Registration Statement on Form S-8

Gentlemen:

    I have acted as counsel to Ceridian Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of 500,000 shares of the Company's Common Stock, $.50 par value (the "Shares"), pursuant to the Company's registration statement on Form S-8 which refers to the Company's Tesseract Long-Term Incentive Plan and which is to be filed with the Securities and Exchange Commission on June 30, 1994 (the "Registration Statement").

    In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and written and oral statements of officers and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion and, based thereon, I advise you that, in my opinion:

        1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

        2. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

        3. The Shares have been duly authorized and, when issued in accordance with the Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to its use as part of the Registration Statement.

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                                          Very truly yours,

                                                   /s/ JOHN A. HAVEMAN
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                                                     John A. Haveman
                                                     MANAGING COUNSEL
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